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                   AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT

              Franklin Templeton Variable Insurance Products Trust
                     Franklin/Templeton Distributors, Inc.
                  Jefferson Pilot Financial Insurance Company
                 Jefferson Pilot LifeAmerica Insurance Company
                      Jefferson Pilot Variable Corporation

     Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us"), Jefferson Pilot Financial Insurance Company, and Jefferson Pilot LifeAmerica Insurance Company ("you"), and Jefferson Pilot Variable Corporation, your distributor, on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated May 1, 2000 and amended May 1, 2000, May 1, 2003 and May 3, 2004 (the "Agreement"). The parties now desire to amend the Agreement in this amendment (the "Amendment").

     Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

                               A M E N D M E N T

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.   Section 2.3.2 is amended and restated in its entirety as follows:

     "2.3.2 Each investment adviser (each, an "Adviser") of a Portfolio, as indicated in the current prospectus of the Portfolio, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended or exempt from such registration."

2. Schedules A, B, C, D, F and G of the Agreement are deleted and replaced in their entirety with the Schedules A, B, C, D, F and G attached hereto, respectively.

3.   Schedule E is no longer used.

4. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

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IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of June 1, 2006.

The Trust:                          FRANKLIN TEMPLETON VARIABLE INSURANCE
                                    PRODUCTS TRUST

     ONLY ON BEHALF OF
     EACH PORTFOLIO LISTED
     ON SCHEDULE C OF
     THE AGREEMENT.                 By: /s/ Karen L. Skidmore
                                        -----------------------------------
                                    Name: Karen L. Skidmore
                                    Title: Vice President

The Underwriter:                    FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

                                    By: /s/ Robert C. Hays
                                        -----------------------------------
                                    Name: Robert C. Hays
                                    Title: Senior Vice President

The Company:                        JEFFERSON PILOT FINANCIAL INSURANCE COMPANY

                                    By: /s/ [ILLEGIBLE]
                                        -----------------------------------
                                    Name:
                                    Title:

                                    JEFFERSON PILOT LIFEAMERICA INSURANCE
                                    COMPANY

                                    By: /s/ [ILLEGIBLE]
                                        -----------------------------------
                                    Name:
                                    Title:

The Distributor:                    JEFFERSON PILOT VAIRABLE CORPORATION

                                    By: /s/ [ILLEGIBLE]
                                        -----------------------------------
                                    Name:
                                    Title:

                                       2
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                                   SCHEDULE A

                        THE COMPANY AND ITS DISTRIBUTOR

THE COMPANY

Jefferson Pilot Financial Insurance Company
One Granite Place
PO Box 515
Concord, New Hampshire 03302-0515

An insurance company organized under the laws of the state of Nebraska

Jefferson Pilot LifeAmerica Insurance Company
Florham Park, New Jersey
Service Center: One Granite Place
PO Box 515
Concord, New Hampshire 03302-0515

An insurance company organized under the laws of the state of New Jersey

THE DISTRIBUTOR

Jefferson Pilot Variable Corporation
One Granite Place
PO Box 515
Concord, New Hampshire 03302-0515

A corporation organized under the laws of the state of North Carolina

                                       3
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                                   SCHEDULE B

                            ACCOUNTS OF THE COMPANY

NAME OF ACCOUNT                           SEC REGISTRATION YES/NO

JPF Separate Account A                               Yes
JPF Separate Account B                               Yes
JPF Separate Account C                               Yes

                                       4
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                                   SCHEDULE C

            AVAILABLE PORTFOLIOS AND CLASSES OF SHARES OF THE TRUST

Franklin Small Cap Value Securities Fund, Class 2
Templeton Foreign Securities Fund, Class 1 and Class 2


                                       5
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                                   SCHEDULE D

                            CONTRACTS OF THE COMPANY

1.  Ensemble II (Flexible Premium Variable Life Insurance Policy) Form 86-01A
2.  Ensemble II (Flexible Premium Variable Life Insurance Policy) Form 94-141NY
3.  Ensemble III (Flexible Premium Variable Life Insurance Policy)
4.  Ensemble EXEC (Flexible Premium Variable Life Insurance)
5.  Ensemble SL (Survivorship Life Product)
6.  Ensemble Accumulator (Flexible Premium Variable Life Insurance)
7.  Ensemble Protector (Flexible Premium Variable Life Insurance)
8.  Ensemble EXEC 2006 (Flexible Premium Variable Life Insurance)

                                       6
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                                   SECHEDULE E

                           THIS SCHEDULE IS NOT USED

                                       7
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                                   SCHEDULE F

                          RULE 12b-1 PLANS OF THE TRUST

COMPENSATION

     Each Class 2 Portfolio named on Schedule C of this Agreement is eligible to receive a maximum annual payment rate of 0.25% stated as a percentage per year of the Portfolio's Class 2 average daily net assets, pursuant to the terms and conditions referenced below under its Class 2 Rule 12b-1 Distribution Plan.

AGREEMENT PROVISIONS

     If the Company, on behalf of any Account, purchases Trust Portfolio shares ("Eligible Shares") that are subject to a Rule 12b-1 plan adopted under the 1940 Act (the "Plan"), the Company may participate in the Plan.

     To the extent the Company or its affiliates, agents or designees (collectively "you") provide any activity or service which is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares ("Rule 12b-1 Services") or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, "we") may pay you a Rule 12b-1 fee. "Rule 12b-1 Services" may include, but not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishings personal services to owners of Contracts which may invest in Eligible Shares ("Contract Owners"), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for services fees as defined under NASD rules.

     Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the compensation provision stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in the Portfolio's prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio's net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus). The Rule 12b-1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

     You shall furnish us with such information as shall reasonably be requested by the Trust's Boards of Trustees ("Trustees") with respect to the Rule 12b-1 fees paid to your pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

                                       8
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     The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement ("Disinterested Trustees"). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty
(60) days' written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Franklin Advisers, Inc. and its affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reasons, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio's Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

     Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholder of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

     The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency. You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.

                                       9
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                                   SCHEDULE G

                              ADDRESSES FOR NOTICES

To the Company:                     Jefferson Pilot Financial Insurance Company
                                    One Granite Place
                                    PO Box 515
                                    Concord, NH 03302-0515
                                    Attention: Charlene Grant, Esq., Assistant Vice President

                                    Jefferson Pilot LifeAmerica Insurance
                                    Florham Park, New Jersey
                                    Services Center: One Granite Place
                                    PO Box 515
                                    Concord, New Hampshire 03302-0515
                                    Attention: Charlene Grant, Esq., Assistant Vice President

To the Distributor:                 Jefferson Pilot Variable Corporation
                                    One Granite Place
                                    Concord, NH 03302-0515
                                    Attention: W. Thomas Boulter, Vice President

To the Trust:                       Franklin Templeton Variable Insurance Products Trust
                                    One Franklin Parkway, Bldg. 920 2nd Floor
                                    San Mateo, California 94403
                                    Attention: Karen L. Skidmore, Vice President

To the Underwriter:                 Franklin/Templeton Distributors, Inc.
                                    140 Fountain Parkway, 8th Floor
                                    St. Petersburg, FL 33716
                                    Attention: Peter Jones, President

If to the Trust or Underwriter
With a copy to:                     Franklin Templeton Investments
                                    One Franklin Parkway, Bldg. 920 2nd Floor
                                    San Mateo, California 94403
                                    Attention: General Counsel

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